EXHIBIT 99.2

REPORT OF INDEPENDENT AUDITORS

To the Management of GEL Offshore Pipeline, LLC:

In our opinion, the accompanying balance sheets and the related statements of income, member’s equity and cash flows present fairly, in all material respects, the financial position of Marathon Offshore Pipeline, LLC at December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

Houston, Texas

March 16, 2012

MARATHON OFFSHORE PIPELINE, LLC

BALANCE SHEETS

(in thousands)

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$200	$285
Accounts receivable	747	677
Receivables from parent company and its affiliates—current	—	113

Total current assets	947	1,075

Property, plant and equipment, net	8,818	14,943
Receivables from parent company and its affiliates-long-term	—	87,438

Total assets	$9,765	$103,456

Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$218	$305
Payables to parent company and its affiliates	—	221
Other current liabilities	6	34

Total current liabilities	224	560

Asset retirement obligations	5,873	9,956
Deferred tax liabilities	183	987

Total liabilities	6,280	11,503

Commitments and contingencies (Note 11)
Member’s equity	3,485	91,953

Total liabilities and member’s equity	$9,765	$103,456

See Notes to Financial Statements.

MARATHON OFFSHORE PIPELINE, LLC

INCOME STATEMENTS

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Revenues and other income:
Sales and other operating revenues	$6,924	$5,443	$3,462
Revenues from parent company and its affiliates	100	67	207

Total revenues and other income	7,024	5,510	3,669

Costs and expenses:
Cost of revenues (excludes items below)	935	1,530	4,357
Depreciation and amortization	1,126	1,095	1,080
Selling, general and administrative expenses	796	653	564

Total costs and expenses	2,857	3,278	6,001

Income (loss) from operations before income taxes	4,167	2,232	(2,332)
Income tax (expense) benefit	(1,459)	(781)	816

Income (loss) from continuing operations	2,708	1,451	(1,516)
Income (loss) from discontinued operations	3,606	967	(657)

Net income (loss)	$6,314	$2,418	$(2,173)

See Notes to Financial Statements.

MARATHON OFFSHORE PIPELINE, LLC

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$6,314	$2,418	$(2,173)
Adjustments to reconcile net income to net cash provided by operating activities from operating activities:
Depreciation and amortization	1,783	1,785	1,787
Impairment of property	—	65	963
Deferred income taxes	(804)	44	(1,169)
Net gain on disposal of assets	(5,177)	—	—
Changes in:
Accounts receivables	(70)	(235)	(409)
Accounts payable and accrued expenses	(115)	(447)	(1,487)
Receivables from / payables to parent company and its affiliates	(108)	(13)	131
All other, net	20		(942)

Net cash provided by (used in) operating activities	1,843	3,617	(3,299)

Cash flows from investing activities:
Capital expenditures	(84)	(94)	(65)
Proceeds from disposal of assets	5,500	—	2

Net cash provided by (used in) investing activities	5,416	(94)	(63)

Cash flows from financing activities:
Distributions paid/Contributions made	(7,344)	(3,238)	3,359

Net cash (used in) provided by financing activities	(7,344)	(3,238)	3,359

Net increase (decrease) in cash and cash equivalents	(85)	285	(3)
Cash and cash equivalents at beginning of year	285	—	3

Cash and cash equivalents at end of year	$200	$285	$—

See Notes to Financial Statements.

MARATHON OFFSHORE PIPELINE, LLC

STATEMENTS OF MEMBER’S EQUITY

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Member’s equity, beginning of year	$91,953	$88,316	$90,287
Net income (loss)	6,314	2,418	(2,173)
(Distributions to) contributions by member, net	(94,782)	1,219	202

Member’s equity, December 31	$3,485	$91,953	$88,316

See Notes to Financial Statements.

MARATHON OFFSHORE PIPELINE, LLC

NOTES TO FINANCIAL STATEMENTS

1. Business Description

Marathon Offshore Pipeline LLC (“MOPL” or “Company”) is a limited liability company formed in 1997. The Company was a wholly-owned subsidiary of Marathon Oil Company during all periods included in these financial statements. On January 3, 2012, the Company was sold to Genesis Energy. L.P. (“Genesis”). See further description of this sale in Note 12. Subsequent Events. In connection with the sale, the Company name was changed to the current name of GEL Offshore Pipeline, LLC.

The purpose of the Company is to transport crude petroleum from various locations in the Gulf of Mexico by pipeline to other connecting pipeline systems either offshore or onshore in the Gulf of Mexico area. The ownership capacity of the Company’s pipelines totals approximately 121,000 barrels per day.

During the majority of the three years ended December 31, 2011, MOPL’s assets included the following:

•

A 23% undivided interest in the offshore Gulf of Mexico pipeline system and related assets commonly known as the “Eugene Island Pipeline System,” which includes approximately 112 miles of 20 inch diameter pipe originating at South Marsh Island Block 107 and terminating at Calliou Island, Louisiana. The Eugene Island Pipeline System is operated by Shell Pipeline Company LP, an affiliate owner in the system.

•

The offshore Gulf of Mexico pipeline system and related assets commonly known as the “Eugene Island System,” which includes approximately 11 miles of eight inch diameter pipe originating at Eugene Island Block 342 and terminating at Eugene Island Block 306. The Eugene Island System is operated by Marathon Pipe Line LLC under contract with the Company.

•

The offshore Gulf of Mexico pipeline system and related assets commonly known as the “Vermilion System,” which includes approximately 60 miles of eight inch diameter pipe originating at East Cameron Block 346 and terminating at Eugene Island Block 312. The Vermillion System is operated by Marathon Pipe Line LLC under contract with the Company.

•

A 23.11% undivided interest in the offshore Gulf of Mexico pipeline system and related assets commonly known as the “South Pass West Delta System,” which includes approximately 48 miles of twelve inch diameter mainline pipe originating at South Pass Block 89 and terminating onshore in Plaquemines Parish, Louisiana; and approximately 6 miles of six, eight, and twelve inch diameter pipe serving as laterals to various producing platforms. The South Pass West Delta System is operated by Marathon Pipe Line LLC under contract with the Company.

•

The offshore Gulf of Mexico pipeline system and related assets commonly known as the “East Cameron System,” which includes approximately 39 miles of eight inch diameter pipe originating at East Cameron Block 338 and terminating at Vermilion Block 265. The South Pass West Delta System is operated by Marathon Pipe Line LLC under contract with the Company.

On December 1, 2011, the Company completed separate asset sales of its East Cameron System and South Pass-West Delta Pipeline Gathering System to Energy XXI Pipeline, LLC. The results of the operations of these assets are presented as discontinued operations in these financial statements. See more detailed description of these transactions in Note 6. Discontinued Operations.

2. Basis of Presentation

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles. Except as noted within the context of each footnote disclosure, dollar amounts presented within these footnote disclosures are stated in thousands of dollars.

The Company owns an undivided interest in the Eugene Island Pipeline System. The Company also owned an individual interest in the South Pass West Delta System until it was sold during 2011. These pipelines are maintained and operated pursuant to their joint ownership participation and operating agreements. Ownership of each of these pipelines has been structured as ownership of an undivided interest in assets, not as an ownership interest in a partnership, limited liability company, joint venture or other forms of entity. Each owner of an undivided interest in these pipelines separately controls the marketing and customer relationships and invoicing for its interest in the pipelines, and each owner is responsible for any loss, damage or injury that may occur to its customers. As a result, the Company applies proportionate consolidation for its interests in these pipeline systems.

3. Summary of Principal Accounting Policies

Use of estimates – The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting periods.

Revenue recognition – Revenues are recognized when products are shipped or services are provided to customers, title is transferred, the sales price is fixed or determinable and collectability is reasonably assured. Costs associated with revenues are recorded in cost of revenues.

Through the Company’s pipeline systems, revenues are recognized pursuant to contracts with counterparties or tariff rates regulated by the Federal Energy Regulatory Commission. The Company offers transportation services to any shipper of crude oil, if the products tendered for transportation satisfy the conditions and specifications contained in the applicable tariff. Pipeline revenues are a function of the level of throughput and the particular point where the crude oil is injected into the pipeline and the delivery point.

Cash and cash equivalents – Cash and cash equivalents include cash on hand and on deposit and investments in highly liquid debt instruments with original maturities of three months or less.

Accounts receivable and allowance for doubtful accounts – The Company’s receivables primarily consist of customer accounts receivable. All customer receivables are recorded at the invoiced amounts and generally do not bear interest. Account balances for these customer receivables are charged directly to bad debt expense when it becomes probable the receivable will not be collected.

Property, plant and equipment – Property, plant and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which range from 20 to 37 years.

Impairments – Assets are reviewed for impairment whenever events or changes in the circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected undiscounted future cash flows from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset.

Dispositions – When property, plant and equipment depreciated on an individual basis are sold or otherwise disposed of, any gains or losses are reported in net income. Gains on the disposal of property, plant and equipment are recognized when earned, which is generally at the time of closing. If a loss on disposal is expected, such losses are recognized when the assets are classified as held for sale. Proceeds from the disposal of property, plant and equipment depreciated on a group basis are credited to accumulated depreciation, depletion and amortization with no immediate effect on net income.

Major maintenance activities – Costs for planned major maintenance are expensed in the period incurred. These types of costs include contractor repair services, materials and supplies, equipment rentals and Company labor costs.

Environmental costs – Environmental expenditures are capitalized if the costs mitigate or prevent future contamination or if the costs improve environmental safety or efficiency of the existing assets. We provide for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs can be reasonably estimated. Environmental remediation costs of approximately $2,000 are included in costs of revenues in 2009.

Asset retirement obligations – Asset retirement obligations (“AROs”) are legal obligations associated with the retirement of tangible long-lived assets that result from their acquisition, construction, development and/or normal operation. When an ARO is incurred, a liability for the ARO is recorded, and the Company capitalizes an equal amount as an increase in the carrying value of the related long-lived asset. Over time, the liability is accreted to its present value (accretion expense) and the capitalized amount is depreciated over the remaining useful life of the related long-lived asset. The fair value of asset retirement obligations is recognized in the period in which the obligations are incurred if a reasonable estimate of fair value can be made. Current inflation rates and credit-adjusted-risk-free interest rates are used to estimate the fair value of asset retirement obligations.

Income taxes – The Company’s taxable income has historically been included in the consolidated U.S. federal income tax returns of Marathon Oil Company. In the accompanying financial statements, the provision for income taxes is computed as if the Company were a stand-alone tax-paying entity.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their tax bases. Deferred tax assets are recorded when it is more likely than not that they will be realized. The realization of deferred tax assets is assessed periodically based on several factors, primarily the Company’s expectation to generate sufficient future taxable income.

Current income tax liabilities are reflected as contributions by Marathon Oil Company to the Company as the Company was not required to reimburse Marathon Oil Company for any income tax payments that resulted from the Company’s operating results.

4. Recently Issued Accounting Standards

In May 2011, the FASB issued an update amending the accounting standards for fair value measurement and disclosure, resulting in common principles and requirements under U.S. generally accepted accounting principles (“US GAAP”) and International Financial Reporting Standards (“IFRS”).

The amendments change the wording used to describe certain of the US GAAP requirements either to clarify the intent of existing requirements, to change measurement or expand disclosure principles or to conform to the wording used in IFRS. The amendments are to be applied prospectively and will be effective for the Company in interim and annual periods beginning with the first quarter of 2012. Early application is not permitted. The Company does not expect adoption of these amendments to have a significant impact on its results of operations, financial position or cash flows.

5. Fixed Assets and ARO

Fixed assets with associated useful lives consisted of the following.

	December 31
	2011	2010
Pipeline transportation equipment (20 to 37 years)	$31,510	$51,666
Other	30	55

Total	31,540	51,721
Less: Accumulated depreciation and amortization	22,722	36,778

Property, plant and equipment, net	$8,818	$14,943

Depreciation expense was $1,783, $1,785 and $1,787 for the years ended December 31, 2011, 2010, and 2009, respectively. Of these amounts, $657, $690, and $707 relate to discontinued operations for the years ended December 31, 2011, 2010, and 2009, respectively.

Asset Retirement Obligations

A reconciliation of the Company’s liability for asset retirement obligations is as follows:

ARO liability balance, January 1, 2009	$8,841
Liabilities settled	(942)
Revisions in estimated cash flows	739
Accretion expense	590

ARO liability balance, December 31, 2009	9,228
Liabilities settled	(1)
Revisions in estimated cash flows	113
Accretion expense	616

ARO liability balance, December 31, 2010	9,956
Liabilities settled	(4,714)
Revisions in estimated cash flows	(9)
Accretion expense	640

ARO liability balance, December 31, 2011	$5,873

The Company’s recorded asset retirement obligations are related to its pipeline systems. The Company’s settlement of its ARO during 2011 is related to the sale of the assets of the South Pass West Delta System and the East Cameron System.

6. Discontinued Operations

On December 1, 2011, the Company completed separate asset sales of its East Cameron System and South Pass-West Delta Pipeline Gathering System to Energy XXI Pipeline, LLC. For all periods presented, the Company classified the operations associated with the East Cameron System and the South Pass-West Delta Pipeline Gathering System as “Discontinued operations” in the income statement.

The following table contains summarized income statement information for the discontinued operations for the periods indicated:

	Year Ended December 31,
	2011	2010	2009
Revenues and other income	$3,275	$3,605	$1,928
Costs and expenses	(2,904)	(2,117)	(2,938)

Operating income (loss)	371	1,488	(1,010)
Gain on disposal of assets	5,177	—	—
Income tax (expense)benefit	(1,942)	(521)	353

Income (loss) from discontinued operations	$3,606	$967	$(657)

The following table contains summarized information for the net gain on the disposal of the assets of the discontinued operations included in income for the year ended December 31, 2011:

Proceeds from sale of discontinued operations		$5,500
Property, plant and equipment	$20,131
Accumulated depreciation and amortization	(15,094)
ARO liability	(4,714)

Net assets of discontinued operations		323

Gain from sale of discontinued operations		$5,177

7. Related Party Transactions

Prior to July 1, 2011 the Company had related party activities for operational and administrative services performed by Marathon Pipe Line, LLC, an entity with common ownership with Marathon Oil Company, the sole owner of the Company. Marathon Pipe Line, LLC performed contract functions for the pipeline systems of the Company. These operational and administrative services covered a range of expenses such as payroll, vehicle charges, and operating fees. Expenses were generally charged based on either actual usage of services or allocated based on estimates of time spent working for the benefit of the various affiliated companies. Amounts expensed by the Company were $528, $846, and $832 for the six months ended June 30, 2011 and the years ending December 31, 2010, and 2009, respectively. On July 1, 2011 Marathon Pipe Line, LLC became independent of Marathon Oil Company as a result of a spin-off of Marathon Petroleum Company from Marathon Oil Company, creating two independent entities. As Marathon Petroleum is the parent of Marathon Pipe Line, LLC, Marathon Pipe Line, LLC continued providing its services to the Company in accordance with transition service agreements entered into between Marathon Oil Company and Marathon Petroleum Company in connection with the spin-off through December 31, 2011.

Marathon Oil Company allocated corporate overhead covering the following activities: Procurement, Information Technology, Health, Environment, Safety, & Security, Human Resources, Finance & Accounting, and Corporate Charges/Credits. Expenses were allocated based on MOPL’s revenues as a percentage of Marathon Oil Company’s total revenues multiplied by the total expense to be allocated. Amounts expensed by the Company were $261, $270 and $202 for the years ending December 31, 2011, 2010, and 2009 respectively. These costs were charged as Selling, General and Administrative Expenses within the Income Statement and were treated as a component of equity as Contributions Made within the Statement of Member’s Equity. Management believes the assumptions regarding allocations of general corporate expenses from Marathon Oil Company are reasonable. However, the financial statements do not include all actual expenses that would necessarily have been incurred had the Company been a stand-alone company during the periods presented.

In April, 2011, the Company declared a distribution of $89,391 payable to Marathon Oil Company, the sole member of the LLC. This distribution represented the net intercompany receivable balance as of the date of the distribution, and represented the forgiveness of the outstanding balance which was a non-cash transaction and is reflected in Member’s Equity. On December 31, 2011, the Company declared a distribution of $5,353 payable to Marathon Oil Company. This represented the net intercompany receivable balance due from Marathon Oil Company to the Company.

The Company performs pipeline transportation services for various other Marathon entities. These transactions were treated as arm’s length transactions, by the Company. The total amounts billed to Marathon entities for the periods ending December 31, 2011, 2010, and 2009 were $100, $67 and $207, respectively relating to these services.

8. Asset Impairments

In 2009, the Company determined that the carrying amount of the South Pass West Delta System did not exceed the present value of future cash flows, and, therefore, an impairment of the system for the year ending December 31, 2009 was recorded. The system had been impacted by hurricane activity in 2007 and 2008 to the extent that certain customers’ volumes and sources of production were hampered, and certain platforms were damaged without the feasibility of making repairs. Additionally, the Company determined that the system would not significantly improve as the area was seen as very mature with a corresponding low probability of attracting future development spending by producers. All remaining net book value of the property, plant and equipment were impaired in 2009, and the total amount of the impairment was $963, which is included in discontinued operations in the income statement.

During 2010, additional assets under construction were capitalized to the South Pass West Delta System. At the end of the year, it was determined that carrying amount of the system would not exceed the present value of future cash flows, and these additional capitalized amounts were impaired during the year ending December 31, 2010. The total amount of the impairment was $65, which is included in discontinued operations in the income statement. No additional impairments were determined for the three years ending December 31, 2011.

9. Major Customers and Credit Risk

Due to the nature of the Company’s operations, a disproportionate percentage of its trade receivables constitute obligations of oil companies. This industry concentration has the potential to impact the Company’s overall exposure to credit risk, either positively or negatively, in that its customers could be affected by similar changes in economic, industry or other conditions. However, the Company believes that the credit risk posed by this industry concentration is offset by the creditworthiness of its customer base. The Company’s portfolio of accounts receivable is comprised in large part of integrated and large independent energy companies with stable payment experience.

Two customers, Shell Trading and EnerResTech accounted for approximately 80%, 85% and 84% of total revenues in 2011, 2010 and 2009, respectively. The revenues relate primarily to movements in the Company’s pipeline systems.

10. Income Taxes

The Company has historically been a party to filing consolidated U.S. federal income tax returns with other Marathon members in accordance with the filing requirements of each applicable jurisdiction. ASC 740 (formerly SFAS No. 109) provides that income tax amounts presented in the separate financial statements of a subsidiary entity that is a member of a consolidated financial reporting group should be based upon a reasonable allocation of the income tax amounts of that group. As such, the income tax amounts presented herein have been presented by applying the provision of ASC 740 to us in this manner.

The Company’s financial statement income differs from its taxable income (on a stand-alone basis) due primarily to differences in cost recovery methods of its fixed assets (including the timing recognition of ARO assets and liabilities). The Company’s effective tax rate differs only slightly from the U.S. federal statutory rate applicable to C corporations of 35% due to minor permanent differences. The Company does not incur separate state income taxes because its assets lie in U.S. federal offshore waters and are not subject to state taxation.

In 2009, the Company incurred a pre-tax loss that was absorbed by its consolidated parent on its consolidated filing. In these separate financial statements, the tax effect of this loss was treated as a realizable deferred tax asset (a net operating loss carryover) for which no valuation allowance was established due to the presence of sufficient future net taxable amounts attributable to temporary differences related to depreciable and amortizable assets. This loss carryover was treated as being fully absorbed by the Company on a stand-alone basis in 2010.

The components of the Company’s income tax provision (benefit) are as follows:

	Year Ended December 31,
	2011	2010	2009
Current	$4,205	$1,258	$—
Deferred	(804)	44	(1,169)

Total income tax provision (benefit)	$3,401	$1,302	$(1,169)

The income tax provision appears in the following income statement captions:

	Year Ended December 31,
	2011	2010	2009
Continuing operations	$1,459	$781	$(816)
Discontinued operations	1,942	521	(353)

Total income tax provision (benefit)	$3,401	$1,302	$(1,169)

The following table is a reconciliation of statutory income tax expense to the Company’s income tax provision:

	Year Ended December 31,
	2011	2010	2009
Income (loss) before income taxes	$9,715	$3,720	$(3,342)
Statutory rate	35%	35%	35%

Income tax expense (benefit) at statutory rate	$3,401	$1,302	$(1,169)

Deferred income taxes primarily represent the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts included for income tax purposes. The components of the Company’s deferred taxes are as follows:

	Year Ended December 31,
	2011	2010
Deferred tax assets:
Long-term:
Asset retirement obligations	$2,056	$3,485

Total deferred tax assets	2,056	3,485

Deferred tax liabilities-long-term:
Property, plant and equipment	(2,239)	(4,472)

Total deferred tax liabilities	(2,239)	(4,472)

Total net deferred tax liability	$(183)	$(987)

11. Commitments and Contingencies

The Company is subject to various environmental laws and regulations. Policies and procedures are in place to monitor compliance and to detect and address any releases of crude oil from the Company’s pipelines or other facilities; however no assurance can be made that such environmental releases may not substantially affect the Company’s business.

The Company is subject to lawsuits in the normal course of business and examination by tax and other regulatory authorities. At the time of transaction and during the three years ended December 31, 2011, the Company is not aware of any pending litigation or environmental matters that will materially impact the financial statements.

12. Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued. On January 3, 2012, Marathon Oil Company completed the sale of its 100% interest in the Company to Genesis. The transaction is expected to have minimum financial impact for MOPL; however, all corporate allocations from Marathon will be changed, and new allocations will be determined by Genesis.